UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2009

WEGENER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11350 Technology Parkway, Johns Creek, Georgia 30097
(Address of principal executive offices, including zip code)

(770) 623-0096
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01             Other Events.

The annual meeting of stockholders of Wegener Corporation, a Delaware corporation (the “Company”), was held on January 27, 2009.  At the annual meeting of stockholders, Jeffrey J. Haas and Robert A. Placek were reelected as Class II directors of the Company to serve for a term of three years expiring in January 2012.  In addition, the stockholders of the Company approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 30,000,000 and ratified the appointment of BDO Seidman LLP as the Company’s independent registered public accounting firm for fiscal 2009.  The proposal to approve the Company’s 2009 Incentive Plan did not receive the requisite number of affirmative votes and therefore failed to pass.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wegener Corporation

/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)